As filed with the Securities and Exchange Commission on November 15, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLINICAL DATA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	04-2573920

(State or other jurisdiction of	(I.R.S. employer identification Number)
incorporation or organization)
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Address of Principal Executive Offices, including Zip Code
and Telephone Number)
Amended and Restated 2005 Equity Incentive Plan
(Full Title of the Plan)
Caesar J. Belbel
Executive Vice President and Chief Legal Officer
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933
(Name, Address, including Zip Code, and Telephone Number,
including Area Code,
of Agent for Service)

(with a copy to)
Marc A. Recht
Cooley LLP
500 Boylston Street
Boston, MA 02116
(617) 937-2300
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated filer ☐	Accelerated filer ☑	Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee(3)
Common Stock, par value $0.01 per share	1,900,000 shares	$19.13	$36,347,000	$2,591.54

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and 457(h)(1) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on November 12, 2010.

(3)	This Registration Statement registers an additional 1,900,000 shares issuable under the Registrant’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”). The Registrant has previously registered 4,600,000 shares issuable under the Plan prior to its amendment (Registration Statement No. 333-129634, Registration Statement No. 333-138754 and Registration Statement No. 333-163099).

Statement Regarding Incorporation of Documents By Reference From Effective Registration Statements.
     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to our Amended and Restated 2005 Equity Incentive Plan (the “Plan”) is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Form S-8 with the Securities and Exchange Commission on November 10, 2005 (File No. 333-129634), November 16, 2006 (File No. 333-138754) and November 13, 2009 (File No. 333-163099) in their entirety, including exhibits thereto (the “Prior Registration Statements”), relating to the registration of 4,600,000 shares of our Common Stock, $0.01 par value per share (“Common Stock”), authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 1,900,000 shares of our Common Stock authorized for issuance under the Plan.
Item 8. Exhibits.
     The Exhibit Index immediately following the signature pages is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Newton, Commonwealth of Massachusetts, on November 15, 2010.

CLINICAL DATA, INC.
By:	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer Principal Executive Officer

By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Executive Vice President and Chief Financial Officer Principal Financial and Accounting Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Andrew J. Fromkin and Caesar J. Belbel or either of them, his true and lawful attorneys and agent, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8 (including pre- and post-effective amendments) and to perform any acts necessary to file such amendments, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorneys and agents to any and all such documents and all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Randal J. Kirk	Chairman of the Board	November 15, 2010
Randal J. Kirk

/s/ Andrew J. Fromkin	President, Chief Executive Officer and	November 15, 2010
Andrew J. Fromkin	Director (Principal Executive Officer)

/s/ Larry D. Horner	Director	November 15, 2010
Larry D. Horner

/s/ Arthur B. Malman	Director	November 15, 2010
Arthur B. Malman

/s/ Burton E. Sobel, M.D.	Director	November 15, 2010
Burton E. Sobel, M.D.

/s/ Scott L. Tarriff	Director	November 15, 2010
Scott L. Tarriff

/s/ Richard J. Wallace	Director	November 15, 2010
Richard J. Wallace

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EXHIBIT INDEX

Exhibit No.	Description

3.1
Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 11, 2008. Filed as Exhibit 3.2 to Clinical Data Inc.’s Annual Report on Form 10-K, filed with the Commission on June 16, 2008, and incorporated herein by reference.

3.2
Certificate of Amendment of Restated Certificate of Incorporation. Filed with the Secretary of State of the State of Delaware on September 24, 2010. Filed as Exhibit 3.2 to Clinical Data Inc.’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2010, and incorporated herein by reference.

3.3
Amended and Restated By-laws of Clinical Data Inc., as of June 20, 2005. Filed as Exhibit 3.1 to Clinical Data Inc.’s Current Report on Form 8-K, filed with the Commission on June 24, 2005, and incorporated herein by reference.

4.1
Specimen Common Stock Certificate. Filed as Exhibit 4.1 to Clinical Data Inc.’s Registration Statement on Form S-1 (File No. 2-82494), as filed with the Commission on March 17, 1983, and incorporated herein by reference.

4.2
Amended and Restated 2005 Equity Incentive Plan. Filed as Exhibit 10.1 to Clinical Data Inc.’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2010, and incorporated herein by reference.

5.1	Opinion of Cooley LLP as to the validity of the common stock of Clinical Data Inc. being registered hereby, together with consent.

23.1	Consent of Deloitte & Touche LLP, Clinical Data Inc.’s independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this registration statement).

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